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                           AMENDMENT TO IRREVOCABLE PROXY
                           ------------------------------


              Amendment dated June 13, 1996 to Irrevocable Proxy dated March 7, 1996 between Phipps, Teman & Company, L.L.C. ("Proxyholder") and Jerome Deutsch ("Principal").

              WHEREAS  Principal  issued   and  delivered  to  Proxyholder  that
     certain Irrevocable Proxy dated March 7, 1996 ("Proxy");

              WHEREAS   Principal  desires  to  terminate  his  employment  with
     LogiMetrics, Inc. ("Company");

              WHEREAS Principal  and Proxyholder  desire to  amend the Proxy  to
     provide   for  its   continuance,   notwithstanding  the   termination   of
     Principal's employment with the Company;

              NOW, THEREFORE, in consideration of the foregoing, Principal and Proxyholder agree as follows:

              1. The Proxy is hereby amended in its entirety and the following substituted therefor:

                      "KNOW  ALL  MEN   BY  THESE  PRESENTS   that  the
              undersigned, Jerome Deutsch (the "Principal"), does hereby make, constitute and appoint Phipps, Teman & Company, L.L.C. (the "Proxyholder"), his true and lawful attorney, for him and in his name, place and stead, to act as his proxy in respect of 50% of all the shares of common stock of LogiMetrics, Inc. ("Stock"), a Delaware corporation (the "Corporation") owned of record by the Principal or which are eligible to be voted by the Principal (except as otherwise provided in this irrevocable proxy) as stockholders of the Corporation (the "Shares") for the following exclusive purposes: (i) voting the Shares in favor of the election of three persons to be designated by the Proxyholder and two persons designated by SFM Group, Ltd. as members of the Corporation's Board of Directors and (ii) voting the
              Shares with respect to any of the following matters: (i) mergers, divestitures and acquisitions; (ii) sale of all or substantially all the Corporation's assets, giving and granting to the Proxyholder full power and authority to the premises, as fully as it might or could do if personally present with full power of substitution, appointment and revocation, hereby ratifying and confirming all that its said attorneys shall do or cause to be done by virtue hereof. Nothing contained herein shall preclude the Principal from selling Stock, and once


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              sold,  the  successor owner  of  such Stock  shall  not be bound by the terms hereof.

                      This proxy  shall not be revocable  or revoked by
              the Principal, may not be assigned by the Proxyholder and is coupled with an interest and shall be binding upon the Principal and the respective heirs and personal representatives of the Principal until December 31, 1998."

              2. As amended hereby the Proxy shall remain in full force and effect.

              IN WITNESS WHEREOF, Principal and Proxyholder have executed this Amendment to Irrevocable Proxy the date and year first above written.


                               Phipps, Teman & Company, L.L.C.

                               By: /s/ Wade Teman
                                   ---------------------------
                               Name: Wade Teman
                                     -------------------------
                               Title: Principal
                                      ------------------------



                               /s/ Jerome Deutsch
                               -------------------------------
                               Jerome Deutsch






















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